Exhibit 1A

                    LM INSTITUTIONAL FUND ADVISORS II, INC.

                             ARTICLES SUPPLEMENTARY

                  LM Institutional Fund Advisors II, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Board of Directors of the Corporation (the "Board of Directors"), by resolutions duly adopted at a meeting duly called and held on May 29, 1998, (a) increased the aggregate number of shares of stock that the Corporation has authority to issue from six billion (6,000,000,000) shares to seven billion (7,000,000,000) shares, (b) classified and designated such newly authorized shares (collectively, the "Shares") as shares of the Legg Mason Fund Adviser Total Return Portfolio (the "Portfolio"), and (c) further classified and designated the Shares, in equal numbers, within the Portfolio as Institutional Class Shares and Financial Intermediary Class Shares, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of shares of stock as set forth in Article VI of the charter of the Corporation (the "Charter") and in any other provisions of the Charter relating to stock of the Corporation generally.

                  SECOND: Immediately prior to the filing of these Articles Supplementary, the total number of shares of stock of all classes that the Corporation had authority to issue was 6,000,000,000 shares, $0.001 par value per share, having an aggregate par value of $6,000,000. The number of shares of stock of each class and the designation of each such class were as follows:

Designation                                                     Number of Shares

Legg Mason Fund Adviser Large Cap Value Portfolio                 1,000,000,000
Legg Mason Fund Adviser Mid Cap Value Portfolio                   1,000,000,000
Brandywine Small Cap Value Portfolio                              1,000,000,000
Batterymarch International Equity Portfolio                       1,000,000,000
Batterymarch Emerging Markets Portfolio                           1,000,000,000
Legg Mason Fund Adviser/Western Asset Balanced Portfolio          1,000,000,000

                  THIRD: As of the filing of these Articles Supplementary, the total number of shares of stock of all classes that the Corporation has authority to issue is 7,000,000,000 shares, $0.001 par value per share, having an aggregate par value of $7,000,000. The number of shares of stock of each class and the designation of each such class are as follows:

Designation                                                     Number of Shares

Legg Mason Fund Adviser Large Cap Value Portfolio                 1,000,000,000
Legg Mason Fund Adviser Mid Cap Value Portfolio                   1,000,000,000
Brandywine Small Cap Value Portfolio                              1,000,000,000
Batterymarch International Equity Portfolio                       1,000,000,000
Batterymarch Emerging Markets Portfolio                           1,000,000,000
Legg Mason Fund Adviser/Western Asset Balanced Portfolio          1,000,000,000
Legg Mason Fund Adviser Total Return Portfolio                    1,000,000,000

                  FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

                  FIFTH: The total number of shares of capital stock that the Corporation had authority to

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issue immediately prior to the filing of these Articles Supplementary was increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

                  SIXTH: The Shares were classified by the Board of Directors under authority granted to it in Article VI of the Charter.

                  SEVENTH: The undersigned Vice President and Treasurer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President and Treasurer acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                  IN WITNESS WHEREOF, the undersigned Vice President and Treasurer of LM Institutional Fund Advisors II, Inc. hereby executes these Articles Supplementary on behalf of the Corporation, and hereby acknowledges these Articles Supplementary to be the act of the Corporation and further states under the penalties for perjury that, to the best of her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Date:    June 2, 1998

ATTEST:                                  LM INSTITUTIONAL FUND ADVISORS II, INC.

/s/Kathi D. Bair                         By: /s/Marie K. Karpinski
___________________________________          ___________________________________
Kathi D. Bair                                Marie K. Karpinski
Secretary                                    Vice President and Treasurer

Baltimore, Maryland (ss)

Subscribed and sworn to before me this 2nd day of June, 1998.

/s/Melody McFaddin
___________________________________
Melody McFaddin
Notary Public

Melody McFaddin, Notary Public
Carroll County
State of Maryland
My Commission Expires Jan. 1, 2001

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